UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
February 18, 2026

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Jay Street, Suite 940 Brooklyn, NY		11201 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, the Board of Directors of BARK, Inc. (the "Company") approved a Severance and Change in Control Agreement (the "Severance and CIC Agreement") for the Company's Chief Executive Officer, Matt Meeker, that provides (i) upon an involuntary termination for (a) salary continuation payments equal to twelve (12) months base salary, (b) a lump sum payment equal to the pro-rated target annual bonus for the relevant fiscal year, (c) twelve (12) months accelerated vesting of time-based equity awards, and (d) twelve (12) months continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); and (ii) upon an involuntary termination occurring six (6) months prior to, or eighteen (18) months after, a change in control of the Company for (x) a lump sum payment equal to two (2) times annual base salary plus Mr. Meeker's target annual bonus, (y) accelerated vesting of all time-based equity awards, and (z) twenty four (24) months continued health insurance coverage under COBRA.

Severance benefits under the Severance and CIC Agreement are subject to Mr. Meeker’s execution and non-revocation of a release of claims against the Company and its affiliates. Mr. Meeker’s Severance and CIC Agreement is generally consistent with the structure of the Company’s severance agreements with its executive officers but with enhanced severance multiples commensurate with Mr. Meeker’s role as Chief Executive Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: Chief Legal Officer
Date: February 24, 2026